Exhibit 99.1

For Immediate Release

Kura Sushi USA Announces Fiscal Second Quarter 2023 Financial Results

Irvine, CA. April 4, 2023 – Kura Sushi USA, Inc. (“Kura Sushi” or the “Company”) (NASDAQ: KRUS), a technology-enabled Japanese restaurant concept, today announced financial results for the fiscal second quarter ended February 28, 2023.

Fiscal Second Quarter 2023 Highlights

➣
Total sales were $43.9 million, compared to $31.3 million in the second quarter of 2022;
➣
Comparable restaurant sales increased 17.4% for the second quarter of 2023 as compared to the second quarter of 2022;
➣
Operating loss was $1.0 million, compared to operating loss of $1.9 million in the second quarter of 2022;
➣
Net loss was $1.0 million, or $(0.10) per diluted share, compared to net loss of $1.9 million, or $(0.19) per diluted share, in the second quarter of 2022;
➣
Restaurant-level operating profit* was $8.9 million, or 20.3% of sales;
➣
Adjusted EBITDA* was $2.3 million; and
➣
Three new restaurants opened during the fiscal second quarter of 2023.

* Restaurant-level operating profit and Adjusted EBITDA are non-GAAP measures and are defined below under “Key Financial Definitions.” Please see the reconciliation of non-GAAP measures accompanying this release. See also “Non-GAAP Financial Measures” below.

Hajime Uba, President and Chief Executive Officer of Kura Sushi, stated, “It’s been an exceptional quarter for Kura Sushi. Last quarter, I had mentioned our three goals for this fiscal year; maintaining great operations and delivering unbeatable value to our guests, continuing our rapid unit expansion, and leveraging our G&A investment. It’s my pleasure to be able to say that we are seeing excellent results on each of these goals.”

Uba added, “We continue to deliver industry-leading traffic growth as consumer sentiment remains extremely strong. Our unit pipeline is the strongest it has ever been, with nine units under construction and another nine executed leases across existing and new markets. Our success in leveraging G&A, combined with improvements in restaurant-level costs, has resulted in a 400-basis point Adjusted EBITDA margin expansion over the previous year.”

Review of Fiscal Second Quarter 2023 Financial Results

Total sales were $43.9 million compared to $31.3 million in the second quarter of 2022. Comparable restaurant sales increased 17.4% for the second quarter of 2023 as compared to the second quarter of 2022.

Food and beverage costs as a percentage of sales were 30.1% compared to 30.0% in the second quarter of 2022.

Labor and related costs as a percentage of sales decreased to 31.5% from 33.1% in the second quarter of 2022. The decrease in cost as a percentage of sales was primarily due to increases in menu prices and technological initiatives, partially offset by increases in wage rates.

Occupancy and related expenses were $3.1 million compared to $2.3 million in the second quarter of 2022. The increase is primarily due to nine new restaurants opening since the second quarter of 2022.

Other costs as a percentage of sales decreased to 13.3% compared to 13.9% in the second quarter of 2022. The decrease was primarily driven by leverage benefits from the increase in sales.

General and administrative expenses were $7.1 million compared to $5.5 million in the second quarter of 2022. This increase was primarily due to compensation-related costs, professional fees and travel costs. As a percentage of sales, general and administrative expenses decreased to 16.2% from 17.4% in the second quarter of 2022, primarily due to higher sales leverage.

Operating loss was $1.0 million compared to operating loss of $1.9 million in the second quarter of 2022.

Income tax expense was $15 thousand compared to $3 thousand in the second quarter of 2022.

Net loss was $1.0 million, or $(0.10) per diluted share, compared to net loss of $1.9 million, or $(0.19) per diluted share, in the second quarter of 2022.

Restaurant-level operating profit* was $8.9 million, or 20.3% of sales, compared to $5.6 million, or 17.8% of sales, in the second quarter of 2022.

Adjusted EBITDA* was $2.3 million compared to $0.4 million in the second quarter of 2022.

Restaurant Development

During the fiscal second quarter of 2023, the Company opened three new restaurants in Philadelphia, Pennsylvania; Edison, New Jersey; and Oak Brook, Illinois.

Fiscal Year 2023 Outlook

For the full fiscal year of 2023, the Company reiterates and updates the following annual guidance:

➣
Total sales between $185 million and $188 million;
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General and administrative expenses as a percentage of sales to be between 15.5% and 16.0%; and
➣
9 to 11 new restaurants, with average net capital expenditures per unit of approximately $2.5 million.

The Company’s guidance assumes no material changes in consumer behavior or broader macroeconomic trends.

Conference Call

A conference call and webcast to discuss Kura Sushi’s financial results is scheduled for 5:00 p.m. ET today. Hosting the conference call and webcast will be Hajime “Jimmy” Uba, President and Chief Executive Officer, Jeff Uttz, Chief Financial Officer, and Benjamin Porten, SVP Investor Relations & Business Development.

Interested parties may listen to the conference call via telephone by dialing 201-689-8471. A telephone replay will be available shortly after the call has concluded and can be accessed by dialing 412-317-6671; the passcode is 13736976. The webcast will be available at www.kurasushi.com under the investor relations section and will be archived on the site shortly after the call has concluded.

About Kura Sushi USA, Inc.

Kura Sushi USA, Inc. is a technology-enabled Japanese restaurant concept with 45 locations across 14 states and Washington DC. The Company offers guests a distinctive dining experience built on authentic Japanese cuisine and an engaging revolving sushi service model. Kura Sushi USA, Inc. was established in 2008 as a subsidiary of Kura Sushi, Inc., a Japan-based revolving sushi chain with over 500 restaurants and 40 years of brand history. For more information, please visit www.kurasushi.com.

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Key Financial Definitions

EBITDA, a non-GAAP measure, is defined as net income (loss) before interest, income taxes and depreciation and amortization expenses.

Adjusted EBITDA, a non-GAAP measure, is defined as EBITDA plus stock-based compensation expense, non-cash lease expense and asset disposals, closure costs and restaurant impairments, that the Company believes are not indicative of its core operating results. Adjusted EBITDA margin is defined as adjusted EBITDA divided by sales.

Restaurant-level Operating Profit (Loss), a non-GAAP measure, is defined as operating income (loss) plus depreciation and amortization expenses; stock-based compensation expense; pre-opening costs and general and administrative expenses which are considered normal, recurring, cash operating expenses and are essential to supporting the development and operations of restaurants; non-cash lease expense; and asset disposals, closure costs and restaurant impairments; less corporate-level stock-based compensation expense recognized within general and administrative expenses. Restaurant-level operating profit (loss) margin is defined as restaurant-level operating profit (loss) divided by sales.

Comparable Restaurant Sales Performance refers to the change in year-over-year sales for the comparable restaurant base. The Company includes restaurants in the comparable restaurant base that have been in operation for at least 18 months prior to the start of the accounting period presented due to new restaurants experiencing a period of higher sales upon opening, including those temporarily closed for renovations during the year. For restaurants that were temporarily closed for renovations during the year, the Company makes fractional adjustments to sales such that sales are annualized in the associated period. Performance in comparable restaurant sales represents the percent change in sales from the same period in the prior year for the comparable restaurant base.

Non-GAAP Financial Measures

To supplement the condensed financial statements presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company presents certain financial measures, such as adjusted net income (loss), EBITDA, adjusted EBITDA, adjusted EBITDA margin, restaurant-level operating profit (loss) and restaurant-level operating profit (loss) margin (“non-GAAP measures”) that are not recognized under GAAP. These non-GAAP measures are intended as supplemental measures of its performance that are neither required by, nor presented in accordance with, GAAP. The Company is presenting these non-GAAP measures because the Company believes that they provide useful information to management and investors regarding certain financial and business trends relating to its financial condition and operating results. These measures also may not provide a complete understanding of the operating results of the Company as a whole and such measures should be reviewed in conjunction with its GAAP financial results. Additionally, the Company presents restaurant-level operating profit (loss) because it excludes the impact of general and administrative expenses which are not incurred at the restaurant-level. The Company also uses restaurant-level operating profit (loss) to measure operating performance and returns from opening new restaurants.

The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with those of comparable companies, which may present similar non-GAAP financial measures to investors. However, you should be aware that restaurant-level operating profit (loss) and restaurant-level operating profit (loss) margin are financial measures which are not indicative of overall results for the Company, and restaurant-level operating profit (loss) and restaurant-level operating profit (loss) margin do not accrue directly to the benefit of stockholders because of corporate-level and certain other expenses excluded from such measures. In addition, you should be aware when evaluating these non-GAAP financial measures that in the future the Company may incur expenses similar to those excluded when calculating these measures. The Company’s presentation of these measures should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items. The Company’s computation of these non-GAAP financial measures may not be comparable to other similarly titled measures computed by other companies, because all companies may not calculate these non-GAAP financial measures in the same fashion. Because of these limitations, these non-GAAP financial measures should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. The Company compensates for these limitations by relying primarily on its GAAP results and using these non-GAAP financial measures on a supplemental basis.

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Forward-Looking Statements

Except for historical information contained herein, the statements in this press release or otherwise made by the Company’s management in connection with the subject matter of this press release are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) and involve risks and uncertainties and are subject to change based on various important factors. This press release includes forward-looking statements that are based on management’s current estimates or expectations of future events or future results. These statements are not historical in nature and can generally be identified by such words as “target,” “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “continue,” “predict,” “potential,” “plan,” “anticipate” or the negative of these terms, and similar expressions. Management’s expectations and assumptions regarding future results are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements included in this press release. These risks and uncertainties include but are not limited to: the impact of a potential resurgence of the COVID-19 pandemic or an outbreak of other highly contagious viruses; the Company’s ability to successfully maintain increases in our comparable restaurant sales; the Company’s ability to successfully execute our growth strategy and open new restaurants that are profitable; the Company’s ability to expand in existing and new markets; the Company’s projected growth in the number of its restaurants; macroeconomic conditions and other economic factors, including rising interest rates, the possibility of a recession and instability in financial markets; the Company’s ability to compete with many other restaurants; the Company’s reliance on vendors, suppliers and distributors, including its parent company Kura Sushi, Inc.; changes in food and supply costs, including the impact of inflation and tariffs; concerns regarding food safety and foodborne illness; changes in consumer preferences and the level of acceptance of the Company’s restaurant concept in new markets; minimum wage increases and mandated employee benefits that could cause a significant increase in labor costs, as well as the impact of labor availability; the failure of the Company’s automated equipment or information technology systems or the breach of its network security; the loss of key members of the Company’s management team; the impact of governmental laws and regulations; volatility in the price of the Company’s common stock; and other risks and uncertainties as described in the Company’s filings with the Securities and Exchange Commission (“SEC”). These and other factors that could cause results to differ materially from those described in the forward-looking statements contained in this press release can be found in the Company’s other filings with the SEC. Undue reliance should not be placed on forward-looking statements, which are only current as of the date they are made. The Company assumes no obligation to update or revise its forward-looking statements, except as may be required by applicable law.

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Investor Relations Contact:

Jeff Priester or Steven Boediarto

(657) 333-4010

investor@kurausa.com

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Kura Sushi USA, Inc.

Condensed Statements of Operations

(in thousands, except per share amounts; unaudited)

	Three Months Ended February 28,		Six Months Ended February 28,
	2023	2022	2023	2022
Sales	$43,944	$31,290	$83,262	$61,122
Restaurant operating costs:
Food and beverage costs	13,240	9,376	25,670	18,333
Labor and related costs	13,854	10,342	26,389	20,052
Occupancy and related expenses	3,065	2,302	5,950	4,502
Depreciation and amortization expenses	1,758	1,267	3,334	2,438
Other costs	5,866	4,344	11,187	7,954
Total restaurant operating costs	37,783	27,631	72,530	53,279
General and administrative expenses	7,122	5,454	13,764	10,814
Depreciation and amortization expenses	88	83	173	171
Total operating expenses	44,993	33,168	86,467	64,264
Operating loss	(1,049)	(1,878)	(3,205)	(3,142)
Other expense (income):
Interest expense	14	22	30	47
Interest income	(63)	(24)	(157)	(50)
Loss before income taxes	(1,000)	(1,876)	(3,078)	(3,139)
Income tax expense	15	3	25	15
Net loss	$(1,015)	$(1,879)	$(3,103)	$(3,154)
Net loss per Class A and Class B shares
Basic	$(0.10)	$(0.19)	$(0.32)	$(0.32)
Diluted	$(0.10)	$(0.19)	$(0.32)	$(0.32)
Weighted average Class A and Class B shares outstanding
Basic	9,801	9,712	9,795	9,711
Diluted	9,801	9,712	9,795	9,711

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Kura Sushi USA, Inc.

Selected Balance Sheet Data and Selected Operating Data

(in thousands, except restaurants and percentages; unaudited)

	February 28, 2023	August 31, 2022
Selected Balance Sheet Data:
Cash and cash equivalents	$22,294	$35,782
Total assets	$212,717	$201,356
Total liabilities	$120,347	$108,062
Total stockholders’ equity	$92,370	$93,294

	Three Months Ended February 28,		Six Months Ended February 28,
	2023	2022	2023	2022
Selected Operating Data:
Restaurants at the end of period	45	36	45	36
Comparable restaurant sales performance	17.4%	182.9%	11.8%	167.8%
EBITDA	$797	$(528)	$302	$(533)
Adjusted EBITDA	$2,310	$386	$2,947	$1,178
Adjusted EBITDA margin	5.3%	1.2%	3.5%	1.9%
Operating loss	$(1,049)	$(1,878)	$(3,205)	$(3,142)
Operating loss margin	(2.4)%	(6.0)%	(3.8)%	(5.1)%
Restaurant-level operating profit	$8,928	$5,559	$16,088	$11,376
Restaurant-level operating profit margin	20.3%	17.8%	19.3%	18.6%

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Kura Sushi USA, Inc.

Reconciliation of Net Loss to EBITDA and Adjusted EBITDA

(in thousands; unaudited)

	Three Months Ended February 28,		Six Months Ended February 28,
	2023	2022	2023	2022
Net loss	$(1,015)	$(1,879)	$(3,103)	$(3,154)
Interest income, net	(49)	(2)	(127)	(3)
Income tax expense	15	3	25	15
Depreciation and amortization expenses	1,846	1,350	3,507	2,609
EBITDA	797	(528)	302	(533)
Stock-based compensation expense(1)	945	596	1,595	1,039
Non-cash lease expense(2)	568	318	1,050	672
Adjusted EBITDA	$2,310	$386	$2,947	$1,178

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Kura Sushi USA, Inc.

Reconciliation of Operating Loss to Restaurant-level Operating Profit

(in thousands; unaudited)

	Three Months Ended February 28,		Six Months Ended February 28,
	2023	2022	2023	2022
Operating loss	$(1,049)	$(1,878)	$(3,205)	$(3,142)
Depreciation and amortization expenses	1,846	1,350	3,507	2,609
Stock-based compensation expense(1)	945	596	1,595	1,039
Pre-opening costs(3)	316	243	753	316
Non-cash lease expense(2)	568	318	1,050	672
General and administrative expenses	7,122	5,454	13,764	10,814
Corporate-level stock-based compensation included in general and administrative expenses	(820)	(524)	(1,376)	(932)
Restaurant-level operating profit	$8,928	$5,559	$16,088	$11,376

(1)
Stock-based compensation expense includes non-cash stock-based compensation, which is comprised of restaurant-level stock-based compensation included in other costs and corporate-level stock-based compensation included in general and administrative expenses in the statements of operations.
(2)
Non-cash lease expense includes lease expense from the date of possession of restaurants that did not require cash outlay in the respective periods.
(3)
Pre-opening costs consist of labor costs and travel expenses for new employees and trainers during the training period, recruitment fees, legal fees, cash-based lease expenses incurred between the date of possession and opening day of restaurants, and other related pre-opening costs.

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